BYLAWS

                                       OF

                                 TECHLITE, INC.


                                    ARTICLE I

                                     OFFICES
                                     -------

     SECTION 1.  REGISTERED  OFFICE.  The registered  office of the  corporation shall be  established  and  maintained  at 201  Robert S. Kerr,  Suite  800,  in

Oklahoma City, Oklahoma County, Oklahoma.

     SECTION 2. OTHER OFFICES.  The corporation  may have other offices,  either within or without the State of Oklahoma, at such place or places as the Board of

Directors may from time to time appoint or the business of the  corporation  may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS
                            ------------------------

     SECTION  1.  ANNUAL  MEETINGS.  Annual  meetings  of  stockholders  for the election of directors and for such other business as may be stated in the notice of the meeting,  shall be held at such place, either within or without the State of Oklahoma, and at such time and date as the Board of Directors, by resolution,

shall determine and as set forth in the notice of the meeting.  In the event the

Board of Directors  fails to so determine  the time,  date and place of meeting,

the annual meeting of stockholders shall be held at the registered office of the corporation in Oklahoma on the first Friday in May of each year at 10:00 A.M.

                                                                     Exhibit 3.2
                                                              Page 1 of 17 Pages

     If the date of the  annual  meeting  shall fall upon a legal  holiday,  the meeting  shall be held on the  next  succeeding  business  day.  At each  annual meeting, the stockholders  entitled to vote shall elect a Board of Directors and they may transact such other corporate business as shall be stated in the notice of the meeting.

     SECTION 2. OTHER MEETINGS.  Meetings of stockholders  for any purpose other than the  election of  directors  may be held at such time and place,  within or without the State of Oklahoma,  as shall be stated in the notice of the meeting.


     SECTION 3. VOTING. Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation  and in accordance with the provisions of these Bylaws shall be entitled to one vote,  in person or by proxy,  for each share of stock entitled to vote held by such stockholder,  but no proxy shall be voted after three  years from its date unless such proxy  provides  for a longer period. Upon the demand of any stockholder,  the vote for directors and the vote upon any question  before the meeting,  shall be by ballot.  All  elections  for directors  shall be decided by plurality vote of the shares present in person or represented  by proxy at the  meeting and  entitled  to vote on the  election of directors;  and all other questions shall be decided by the affirmative  vote of the majority of shares  present in person or represented by proxy at the meeting and entitled to vote on the

                                                                     Exhibit 3.2
                                                              Page 2 of 17 Pages
subject matter, except as otherwise provided by the Certificate of Incorporation or the laws of the State of Oklahoma.

     A  complete  list of the  stockholders  entitled  to  vote  at the  ensuing election,  arranged in  alphabetical  order,  with the address of each,  and the number  of  shares  held  by  each,  shall  be open  to the  examination  of any stockholder,  for any purpose germane to the meeting,  during ordinary  business hours for a period of at least ten (10) days prior to the  meeting,  either at a place  within the city where the  meeting is to be held,  which  place  shall be specified in the notice of the meeting,  or, if not so  specified,  at the place where the meeting is to be held. The list shall also be produced and kept at the time and  place  of the  meeting  during  the  whole  time  thereof,  and may be inspected by any stockholder who is present.

     SECTION 4. QUORUM.  Except as otherwise required by law, by the Certificate of  Incorporation  or by these Bylaws,  the presence,  in person or by proxy, of stockholders holding a majority of the stock of the corporation entitled to vote shall constitute a quorum at all meetings of the stockholders.  In case a quorum shall not be present at any meeting,  a majority in interest of the stockholders entitled  to vote  thereat,  present in person or by proxy,  shall have power to adjourn the meeting from time to time, without notice other than announcement at the  meeting  until the  requisite  amount of stock  entitled  to vote  shall be present. At

                                                                     Exhibit 3.2
                                                              Page 3 of 17 Pages
any such  adjourned  meeting at which the requisite  amount of stock entitled to vote shall be represented,  any business may be transacted which might have been transacted at the meeting as  originally  noticed;  but only those  stockholders entitled to vote at the meeting as originally  noticed shall be entitled to vote at any adjournment or adjournments thereof.

     SECTION 5. SPECIAL  MEETINGS.  Special meetings of the stockholders for any purpose  or  purposes  may  be  called  by the  President  or  Secretary,  or by resolution  of the  directors.

     SECTION 6. NOTICE OF MEETINGS.  Written notice, stating the place, date and time of the meeting,  and the general  nature of the business to be  considered,

shall be given to each stockholder entitled to vote thereat at his address as it appears on the records of the corporation,  not less than ten (10) nor more than sixty (60) days  before the date of the  meeting.  No  business  other than that stated in the notice shall be  transacted  at any meeting  without the unanimous consent of all the stockholders entitled to vote thereat.

     SECTION  7.  ACTION  WITHOUT  MEETING.  Unless  otherwise  provided  by the

Certificate of  Incorporation,  any action required to be taken at any annual or special meeting of stockholders,  or any action which may be taken at any annual or special  meeting,  may be taken  without a meeting,  without prior notice and without a vote, if a consent in writing, setting forth the action so taken,

                                                                     Exhibit 3.2
                                                              Page 4 of 17 Pages
shall be signed by the  holders of  outstanding  stock  having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares  entitled  to vote  thereon  were  present  and voted.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous  written  consent shall be given to those  stockholders  who have not consented in writing.

                                   ARTICLE III

                                    DIRECTORS
                                    ---------

     SECTION 1. NUMBER AND TERM.  The number of directors  shall be one or more.

The directors  shall be elected at the annual  meeting of the  stockholders  and each  director  shall be elected to serve  until his or her  successor  shall be elected and shall qualify. Directors need not be stockholders.

     SECTION 2.  RESIGNATIONS.  Any  director,  member of a  committee  or other office may resign at any time. Such  resignation  shall be made in writing,  and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the  President  or  Secretary.  The  acceptance  of a resignation shall not be necessary to make it effective.

     SECTION 3. VACANCIES. If the office of any director,  member of a committee or other officer becomes vacant, the remaining directors in office,  though less than a quorum by a majority vote, may appoint any qualified person to fill such

                                                                     Exhibit 3.2
                                                              Page 5 of 17 Pages
vacancy,  who shall hold office for the  unexpired  term and until his successor shall be duly chosen.

     SECTION 4. REMOVAL.  Any director or directors may be removed either for or without cause at any time by the  affirmative  vote of the holders of a majority of all the  shares  of stock  outstanding  and  entitled  to vote,  at a special meeting  of the  stockholders  called for the  purpose  and the  vacancies  thus created may be filled,  at the meeting  held for the purpose of removal,  by the affirmative vote of a majority in interest of the stockholders entitled to vote.

     SECTION 5. INCREASE OF NUMBER.  The number of directors may be increased by amendment  of these  Bylaws  by the  affirmative  vote of a  majority  vote of a majority in interest of the stockholders,  at the annual meeting or at a special meeting called for that purpose,  and by like vote the additional  directors may be chosen at such  meeting to hold  office  until the next annual  election  and until their successors are elected and qualify.

     SECTION 6. POWERS.  The Board of Directors shall exercise all of the powers of the  corporation  except  such  as  are by  law,  or by  the  Certificate  of

Incorporation  of the corporation or by these Bylaws  conferred upon or reserved to the stockholders.

     SECTION  7.  COMMITTEES.  The Board of  Directors  may,  by  resolution  or resolutions  passed by a  majority  of the whole  board,  designate  one or more committees, each committee to consist of one

                                                                     Exhibit 3.2
                                                              Page 6 of 17 Pages
or more of the directors of the corporation.  Any such committee,  to the extent provided in the resolution of the Board of Directors,  or in these Bylaws, shall have and may exercise all the powers and  authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the  corporation  to be affixed to all papers  which may require it;

but no such committee shall have the power or authority in reference to amending

the   Certificate  of   Incorporation,   adopting  an  agreement  of  merger  or

consolidation,  recommending to the  stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets,  recommending to the  stockholders  a  dissolution  of the  corporation  or a revocation  of a dissolution,  or  amending  the  Bylaws  of the  corporation;  and,  unless  the resolution,  these  Bylaws or the  Certificate  of  Incorporation  expressly  so provide,  no such  committee  shall  have the power or  authority  to  declare a dividend or to authorize the issuance of stock.

     SECTION 8. ANNUAL MEETINGS.  The annual meeting of the Board may be held at such time and place, either within or without the State of Oklahoma, as shall be fixed by a vote of the  shareholders at the annual meeting and no notice of such meeting  shall be necessary to the newly  elected  directors in order to legally constitute such meeting.

                                                                     Exhibit 3.2
                                                              Page 7 of 17 Pages

     SECTION 9. REGULAR MEETINGS.  Regular meetings of the directors may be held without notice at such places and times as shall be determined from time to time by resolution of the directors.

     SECTION 10. SPECIAL  MEETINGS.  Special meetings of the board may be called by the  President  or by the  Secretary  on the  written  request of any two (2)

directors on at least two (2) days' notice to each director and shall be held at such  place or  places as may be  determined  by the  directors,  or as shall be stated in the call of the meeting.

     SECTION 11. QUORUM.  A majority of the directors shall  constitute a quorum for the  transaction of business.  If at any meeting of the board there shall be less than a quorum present,  a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

     SECTION 12. COMPENSATION. Directors shall not receive any stated salary for their  services as directors or as members of  committees,  but by resolution of the board a fixed fee and expenses of attendance  may be allowed for  attendance at each meeting.  Nothing  herein  contained  shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

                                                                     Exhibit 3.2
                                                              Page 8 of 17 Pages

     SECTION 13. ACTION WITHOUT MEETING.  Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the board, or of such committee as the case may be, and such written  consent is filed with the minutes of  proceedings  of the board or committee.

                                   ARTICLE IV

                                    OFFICERS
                                    --------

     SECTION 1. OFFICERS.  The officers of the corporation shall be a President,

a  Treasurer,  and a  Secretary,  all of whom  shall be  elected by the Board of

Directors  and who shall hold  office  until  their  successors  are elected and qualified.  In addition, the Board of Directors may elect a Chairman, one (1) or more Vice Presidents and such Assistant  Secretaries and Assistant Treasurers as they may deem proper. None of the officers of the corporation need be directors.

The  officers  shall be elected at the first  meeting of the Board of  Directors after each  annual  meeting.  More than two (2)  offices may be held by the same person.

     SECTION 2. OTHER  OFFICERS AND AGENTS.  The Board of Directors  may appoint such other  officers and agents as it may deem  advisable,  who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

                                                                     Exhibit 3.2
                                                              Page 9 of 17 Pages

     SECTION 3.  CHAIRMAN.  The  Chairman of the Board of  Directors,  if one be

elected,  shall  preside at all meetings of the Board of Directors  and he shall have and perform  such other  duties as from time to time may be assigned to him by the Board of Directors.

     SECTION 4. PRESIDENT. The President shall be the chief executive officer of the  corporation and shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation.  He shall preside at all  meetings  of the  stockholders  if present  thereat,  and in the absence  or  non-election  of the  Chairman  of the Board of  Directors,  at all

meetings  of the  Board  of  Directors,  and  shall  have  general  supervision,

direction and control of the business of the corporation. Except as the Board of

Directors shall authorize the execution  thereof in some other manner,  he shall execute bonds,  mortgages and other contracts in behalf of the corporation,  and shall cause the seal to be affixed to any  instrument  requiring  it and when so affixed the seal shall be  attested  by the  signature  of the  Secretary  or an

Assistant Secretary.

     SECTION 5. VICE  PRESIDENT.  Each Vice President shall have such powers and shall perform such duties as shall be assigned to him by the directors.

     SECTION 6. TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full


                                                                     Exhibit 3.2
                                                             Page 10 of 17 Pages
and accurate  accounts of receipts and  disbursements  in books belonging to the corporation.  He shall deposit all monies and other valuables in the name and to the credit of the  corporation in such  depositories as may be designated by the

Board of Directors.

     SECTION 7.  SECRETARY.  The  Secretary  shall  give,  or cause to be given,

notice of all meetings of  stockholders  and  directors,  and all other  notices required  by law or by these  Bylaws,  and in case of his  absence or refusal or neglect so to do, any such notice may be given by any person thereunto  directed by the President, or by the directors,  or stockholders,  upon whose requisition the  meeting is called as  provided  in these  Bylaws.  He shall  record all the proceedings of the meetings of the corporation and of the directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the directors or the  President.  He shall have custody of the seal of the corporation  and shall affix the same to all instruments  requiring it, when authorized by the directors or the President, and attest the same.

     SECTION  8.  ASSISTANT  TREASURERS  AND  ASSISTANT  SECRETARIES.  Assistant

Treasurers  and Assistant  Secretaries,  if any, shall be elected and shall have such  powers  and  shall  perform  such  duties  as shall be  assigned  to them,

respectively, by the directors.

                                                                     Exhibit 3.2
                                                             Page 11 of 17 Pages

     SECTION 9. SALARIES.  The salaries of all officers of the corporation shall be fixed by the Board of Directors.

     SECTION 10.  REMOVAL.  Any  officer  elected or  appointed  by the Board of

Directors may be removed from office,  with or without cause, at any time by the affirmative  vote of a majority of the  directors  present at any meeting of the

Board at which a quorum is present.

                                    ARTICLE V

                                  MISCELLANEOUS
                                  -------------

     SECTION 1.  CERTIFICATES  OF STOCK.  Certificates  of stock,  signed by the

President or Vice  President,  and the Treasurer or an Assistant  Treasurer,  or

Secretary  or an  Assistant  Secretary,  shall  be  issued  to each  stockholder certifying the number of shares owned by him in the  corporation.  Any of or all the signatures may be facsimiles.

     SECTION 2. LOST  CERTIFICATES.  A new certificate of stock may be issued in the place of any certificate  theretofore issued by the corporation,  alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the  corporation  a bond,  in such sum as they may  direct,  not  exceeding double the value of the stock,  to indemnify the  corporation  against any claim that may be made against it on

                                                                     Exhibit 3.2
                                                             Page 12 of 17 Pages
account of the alleged loss of any such certificate, or the issuance of any such new certificate.

     SECTION 3. TRANSFER OF SHARES. The shares of stock of the corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal  representatives,  and upon such transfer the old certificates shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers,  or to such other person as the  directors may  designate,  by whom they shall be cancelled,

and new  certificates  shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security,  and not absolutely, it shall be so expressed in the entry of the transfer.

     SECTION 4.  STOCKHOLDERS  RECORD DATE.  In order that the  corporation  may determine  the  stockholders  entitled to notice of or to vote at any meeting of stockholders  or any adjournment  thereof,  or to express consent to corporation action in  writing  without a meeting,  or  entitled  to receive  payment of any dividend  or other  distribution  or  allotment  of any  rights,  or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful  action,  the Board of Directors may fix, in advance,  a record  date,  which shall not be more than sixty (60) nor less than ten (10) days  before  the date of such  meeting,  nor more than sixty (60) days prior to any other

                                                                     Exhibit 3.2
                                                             Page 13 of 17 Pages
action.  A  determination  of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting;

provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     SECTION 5. REGISTERED  STOCKHOLDERS.  The corporation  shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof,

and,  accordingly,  shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person,  whether or not it shall have express or other notice thereof, except as may be otherwise expressly provided by the laws of Oklahoma.

     SECTION 6.  DIVIDENDS.  Subject to the  provisions  of the  Certificate  of

Incorporation,  the  Board of  Directors  may,  out of funds  legally  available therefor at any regular or special meeting,  declare  dividends upon the capital stock of the corporation as and when they deem expedient.  Before  declaring any dividend  there may be set apart out of any funds of the  corporation  available for  dividends,  such sum or sums as the directors  from or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the corporation.

     SECTION 7. SEAL.  The  corporate  seal shall be  circular in form and shall contain the name of the corporation and the words

                                                                     Exhibit 3.2
                                                             Page 14 of 17 Pages

"CORPORATE  SEAL." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

     SECTION  8.  FISCAL  YEAR.  The  fiscal  year of the  corporation  shall be determined by resolution of the Board of Directors.

     SECTION 9.  CHECKS.  All checks,  drafts or other orders for the payment of money,  notes or  other  evidences  of  indebtedness  issued  in the name of the corporation shall be signed by such officer or officers,  agent or agents of the corporation,  and in such  manner  as shall be  determined  from time to time by resolution of the Board of Directors.

     SECTION 10.  NOTICE.  Whenever any notice is required by these Bylaws to be given,  personal notice is not meant unless expressly so stated,  and any notice so required  shall be deemed to be sufficient if given by depositing the same in the United  States  mail,  postage  prepaid,  addressed  to the person  entitled thereto at his address as it appears on the records of the corporation, and such notice  shall  be  deemed  to  have  been  given  on the  day of  such  mailing.

Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by Statute.

     SECTION 11. WAIVER OF NOTICE.  Whenever any notice  whatever is required to be given  under  the  provisions  of any law,  or under  the  provisions  of the

Certificate of Incorporation of the

                                                                     Exhibit 3.2
                                                             Page 15 of 17 Pages
corporation or these Bylaws,  a waiver thereof in writing,  signed by the person or persons  entitled  to said  notice,  whether  before or after the time stated

therein, shall be deemed equivalent thereto.

                                   ARTICLE VI

                     INDEMNIFICATION OF OFFICERS, DIRECTORS,
                     ---------------------------------------
                              EMPLOYEES AND AGENTS
                              --------------------

     To the  extent  and in the  manner  permitted  by the laws of the  State of

Oklahoma,  and  specifically  as is permitted under Section 1031 of the Oklahoma

General  Corporation Act, the corporation  shall indemnify any person who was or is a party or is  threatened  to be made a party to any  threatened,  pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative,  other than an action by or in the right of the  corporation,  by reason of the fact that such person is or was a director,  officer,  employee or agent of the corporation, or is or was serving at the request of the corporation as a director,  officer, employee or agent of another corporation,  partnership,

joint venture, trust or other enterprise against expenses,  including attorneys'

fees, judgments, fines and amounts paid in settlement.

                                   ARTICLE VII

                                   AMENDMENTS
                                   ----------

     These  Bylaws  may be  altered  or  repealed  and Bylaws may be made at any annual meeting of the  stockholders  or at any special meeting thereof if notice of the proposed alteration or repeal or


                                                                     Exhibit 3.2
                                                             Page 16 of 17 Pages

Bylaw or Bylaws to be made be contained  in the notice of such special  meeting,

by the  affirmative  vote of a majority of the stock issued and  outstanding and entitled to vote thereat,  or by the affirmative vote of a majority of the Board of  Directors,  at any  regular  meeting  of the Board of  Directors,  or at any special meeting of the Board of Directors,  if notice of the proposed alteration or repeal,  or Bylaw or Bylaws to be made,  be  contained  in the notice of such special meeting.

                              APPROVAL OF DIRECTORS

     The foregoing Bylaws,  after being read, section by section,  were approved by the directors of this corporation at a meeting held on June 3, 1997.


                                                                     Exhibit 3.2
                                                             Page 17 of 17 Pages